Exhibit 5.1

[OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

October 28, 2011

The Coca-Cola Company

One Coca-Cola Plaza
Atlanta, Georgia 30313

Re:	The Coca-Cola Company
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to The Coca-Cola Company, a Delaware corporation (the “Company”), in connection with the public offering of up to $1,654,924,000 aggregate principal amount of the Company’s 1.80% Notes due 2016, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2016 Exchange Notes”), and up to $1,324,430,000 aggregate principal amount of the Company’s 3.30% Notes due 2021, which have been registered under the Securities Act (the “2021 Exchange Notes” and, together with the 2016 Exchange Notes, the “Exchange Notes”).  The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) to exchange (i) the 2016 Exchange Notes for a like principal amount of the Company’s issued and outstanding 1.80% Notes due 2016 (the “Original 2016 Notes”) and (ii) the 2021 Exchange Notes for a like principal amount of the Company’s issued and outstanding 3.30% Notes due 2021 (together with the Original 2016 Notes, the “Original Notes”), under the amended and restated indenture between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, dated as of April 26, 1988, as supplemented by a first supplemental indenture, dated as of February 24, 1992, and a second supplemental indenture, dated as of November 1, 2007 (as supplemented to the date hereof, the “Indenture”), as contemplated by the Exchange and Registration Rights Agreement, dated as of August 3, 2011 (the “Registration Rights Agreement”), by and among the Company, BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Goldman, Sachs & Co.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                     the Registration Statement on Form S-4 relating to the Exchange Notes filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)                                  an executed copy of the Registration Rights Agreement;

(iii)                               an executed copy of the Indenture;

(iv)                              an executed copy of a certificate of Gloria K. Bowden, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(v)                                 the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware, and certified pursuant to the Secretary’s Certificate;

(vi)                              the By-Laws of the Company, as certified pursuant to the Secretary’s Certificate;

(vii)                           a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware;

(viii)                        (a) certain resolutions adopted by the Board of Directors of the Company at meetings duly called and held on April 21, 1988, October 21, 2010 and July 21, 2011 and certain resolutions of the Finance Committee of the Board of Directors at meetings duly called and held on October 20, 2010 and July 21, 2011 and (b) the Action of Treasurer, dated August 3, 2011, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters, as certified pursuant to the Secretary’s Certificate; and

(ix)                              the form of the Exchange Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials,

certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties.  We have also assumed that the terms of the Exchange Notes have been established so as not to, and that the execution and delivery by the Company of the Exchange Notes and the performance of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part 2 of the Registration Statement or as exhibits to the Company’s Annual Report on Form 10-K filed on February 28, 2011), (ii) any law, rule, or regulation to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law).  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion as to any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(a)           the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b)           we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Exchange Notes; and

(c)           to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Exchange Notes, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of the New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Securities Act and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP